PREMIER STATE MUNICIPAL BOND FUND

ARTICLES OF AMENDMENT

Premier State Municipal Bond Fund, a business trust formed by an Agreement and Declaration of Trust dated September 19, 1986 pursuant to the laws of The Commonwealth of Massachusetts (the ''Trust''), hereby certifies to the Secretary of State of The Commonwealth of Massachusetts that:

                        FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

''Section 1.        Name.  This Trust shall be known as ' Dreyfus Premier State Municipal Bond Fund. ' "

                        SECOND:   The amendment to the Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on January 8, 1997 pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust.

                        IN WITNESS WHEREOF, Premier State Municipal Bond Fund has caused these Article to be filed in its name and on its behalf by its Trustees.

                                                                        PREMIER STATE MUNICIPAL BOND FUND

                                                                                    By: /s/ Joseph S. DiMartino

                                                                                             Joseph S. DiMartino, Trustee

                                                                                    By: /s/ Clifford L. Alexander, Jr.

                                                                                              Clifford L. Alexander, Jr., Trustee

                                                                                    By: /s/ Peggy C. Davis

                                                                                              Peggy C. Davis, Trustee

                                                                                    By: /s/ Ernest Kafka

                                                                                              Ernest Kafka, Trustee

                                                                                    By: /s/ Saul B. Klaman

                                                                                             Saul B. Klaman, Trustee

                                                                                    By: /s/ Nathan Leventhal

                                                                                             Nathan Leventhal, Trustee

STATE OF NEW YORK

SS:

COUNTY OF NEW YORK

            On this 8th day of January, 1997, before me personally appeared the above-named Trustee of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that they had executed the same.

                                                                                                /s/ Lawrence Shepps

       Notary Public

LAWRENCE SHEPPS NOTARY

PUBLIC State of New York

No. 01SH5026953

Qualified in New York County

Commission Expires April 25, 1998